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                                                EXHIBIT 5

                                  March 14, 1997

International Business Machines Corporation
Old Orchard Road
Armonk, NY 10504

Ladies and Gentlemen:

As Vice President and Assistant General Counsel of International Business Machines Corporation (herein called the "Corporation") and an attorney duly admitted to practice in the State of New York, I am familiar with the proceedings by which it was organized, the proceedings by which its Certificate of Incorporation has from time to time been amended, the proceedings by which the IBM Extended Tax Deferred Savings Plan (herein called the "Plan") was adopted by the Board of Directors and authorized to issue the IBM ETDSP Obligations requiring this registration.

I have also reviewed such documents and records as I have deemed necessary to enable me to express an informed opinion with respect to the matters covered hereby.

Based upon the foregoing, I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; and,

2. The Plan has been duly and validly authorized and adopted, and the IBM ETDSP Obligations being registered hereunder that may be issued to its participants, when issued or sold in accordance with the Plan, will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

I hereby consent to the use of my name in the Registration Statement as counsel who has passed upon the legality of the IBM ETDSP Obligations that may be offered under this registration, and to the use of this opinion as a part of the Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/David S. Hershberg
                                             -----------------
                                             David S. Hershberg
                                             Vice President and
                                             Assistant General
                                             Counsel